UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2023

ICOSAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40655	82-3640549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 Boren Avenue, Suite 1000

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

(206) 737-0085

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ICVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On May 22, 2023, Icosavax, Inc. (the Company) entered into a Securities Purchase Agreement (the Purchase Agreement) with the purchasers named therein (collectively, the Purchasers). Pursuant to the Purchase Agreement, the Company agreed to issue and sell in a registered direct offering (the Offering) an aggregate of 8,369,754 shares of the Company’s common stock, par value $0.0001 per share (the Common Stock), at a purchase price of $8.10 per share to the Purchasers, for aggregate gross proceeds to the Company of approximately $67.8 million pursuant to an effective shelf registration statement on Form S-3 (File No. 333-266894) that was filed with the Securities and Exchange Commission (the SEC) on August 16, 2022 and became effective on August 29, 2022, including the base prospectus contained therein, and a related prospectus supplement to be filed with the SEC. The closing of the Offering is expected to occur on or about May 25, 2023, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents, restricted cash and short-term investments, to fund the continued development of IVX-A12, the development of additional vaccine candidates, other research and development activities, and for general corporate and working capital purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a form of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated May 23, 2023, regarding the validity of the shares of Common Stock to be issued and sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this report.

This report shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to statements regarding the Company’s expectations on the completion, timing and size of the offering, and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in the Company’s business described in the Company’s prior filings with the SEC, including under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOSAVAX, INC.

Date: May 23, 2023	By:	/s/ Thomas Russo
Thomas Russo
Chief Financial Officer